Exhibit 99.1

MOHEGAN TRIBAL GAMING AUTHORITY ANNOUNCES

FIRST QUARTER FISCAL 2012 OPERATING RESULTS

Uncasville, Connecticut, February 1, 2012 – The Mohegan Tribal Gaming Authority, or the Authority, the owner and operator of Mohegan Sun in Uncasville, Connecticut, and Mohegan Sun at Pocono Downs in Wilkes-Barre, Pennsylvania, announced today the operating results for its first quarter ended December 31, 2011.

Consolidated operating results for the first quarter ended December 31, 2011 (unaudited):

•	Net income attributable to the Authority of $24.0 million, an 85.6% increase over the first quarter of fiscal 2011

•	Income from operations of $53.5 million, a 20.8% increase over the first quarter of fiscal 2011

•	Adjusted EBITDA, a non-GAAP measure described below, of $75.0 million, a 9.5% increase over the first quarter of fiscal 2011

•	Net revenues of $351.9 million, a 4.8% increase over the first quarter of fiscal 2011

•	Gaming revenues of $317.5 million, a 3.2% increase over the first quarter of fiscal 2011

•	Gross slot revenues of $230.0 million, a 3.1% increase over the first quarter of fiscal 2011

•	Table game revenues of $85.1 million, a 5.4% increase over the first quarter of fiscal 2011

•	Non-gaming revenues of $60.1 million, a 12.4% increase over the first quarter of fiscal 2011

The growth in net income attributable to the Authority, income from operations and Adjusted EBITDA for the quarter ended December 31, 2011 was primarily attributable to increases in gaming and non-gaming revenues at both Mohegan Sun and Mohegan Sun at Pocono Downs. These results also reflect the impact of changes in our promotional offers designed to improve profitability, as well as our continued focus on managing expenses and enhancing operating efficiencies.

“We are pleased with our results for the first quarter of fiscal 2012,” said Mitchell Grossinger Etess, Chief Executive Officer of the Authority. “The increases in EBITDA and margins are quite rewarding and reflect the passion, dedication and hard work of our entire team over the past two years. We are encouraged by this momentum and confident that as the economy continues to stabilize our business volumes will improve.”

Mohegan Sun

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2011	December 31, 2010	Variance	Percentage Variance

Income from operations	$46,993	$42,545	$4,448	10.5%
Adjusted EBITDA	$63,983	$60,928	$3,055	5.0%
Operating costs and expenses	$226,905	$221,285	$5,620	2.5%
Net revenues	$273,898	$263,830	$10,068	3.8%
Gaming revenues	$243,548	$239,724	$3,824	1.6%
Non-gaming revenues	$52,055	$45,988	$6,067	13.2%

The growth in income from operations and Adjusted EBITDA was primarily attributable to increased table game revenues, combined with higher non-gaming revenues. The increase in operating costs and expenses primarily reflects additional costs related to Mohegan Sun’s 15th anniversary festivities for casino patrons. Adjusted EBITDA margin increased to 23.4% for the quarter ended December 31, 2011 from 23.1% in the first quarter of fiscal 2011.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2011	December 31, 2010	Variance	Percentage Variance

Slots:
Handle	$2,064,371	$2,120,579	$(56,208)	(2.7%)
Gross revenues	$170,814	$169,356	$1,458	0.9%
Net revenues	$163,776	$163,217	$559	0.3%
Free promotional slot plays (1)	$13,807	$12,370	$1,437	11.6%
Weighted average number of machines (in units)	6,238	6,404	(166)	(2.6%)
Hold percentage (gross)	8.3%	8.0%	0.3%	3.8%
Win per unit per day (gross) (in dollars)	$298	$287	$11	3.8%

Table games:
Drop	$505,391	$504,359	$1,032	0.2%
Revenues	$74,947	$71,542	$3,405	4.8%
Weighted average number of games (in units)	314	331	(17)	(5.1%)
Hold percentage (2)	14.8%	14.2%	0.6%	4.2%
Win per unit per day (in dollars)	$2,592	$2,351	$241	10.3%

Poker:
Revenues	$3,016	$2,967	$49	1.7%
Weighted average number of tables (in units)	42	42	—	—
Revenue per unit per day (in dollars)	$781	$768	$13	1.7%

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Gaming revenues increased primarily as a result of higher table game revenues. The increase in table game revenues resulted from higher table games hold, combined with the slight increase in table games drop. Slot revenues increased slightly due to the increase in slot hold reflecting changes in our slot mix on the gaming floor during the quarter. These results also reflect the impact of changes in our promotional offers designed to improve profitability.

Non-gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2011	December 31, 2010	Variance	Percentage Variance

Food and beverage:
Revenues	$17,264	$16,147	$1,117	6.9%
Meals served	819	846	(27)	(3.2%)
Average price per meal served (in dollars)	$16.79	$15.17	$1.62	10.7%

Hotel:
Revenues	$9,118	$8,997	$121	1.3%
Rooms occupied	102	103	(1)	(1.0%)
Occupancy rate	94.0%	95.4%	(1.4%)	(1.5%)
Average daily room rate (in dollars)	$86	$84	$2	2.4%
Revenue per available room (in dollars)	$81	$80	$1	1.3%

Retail, entertainment and other:
Revenues	$25,673	$20,844	$4,829	23.2%
Arena events (in events)	27	23	4	17.4%
Arena tickets	155	119	36	30.3%
Average price per Arena ticket (in dollars)	$53.22	$45.79	$7.43	16.2%

The growth in non-gaming revenues was primarily attributable to a $3.0 million increase in entertainment revenues. The growth in entertainment revenues resulted from the increases in Arena tickets sold and the average price per Arena ticket. These results reflect the increase in Arena events, including an additional headliner show held at the Mohegan Sun Arena during the quarter. The increase in food and beverage revenues was primarily attributable to the increase in the average price per meal served resulting, in part, from the July 2011 re-opening of the renovated Season’s Buffet featuring expanded offerings. The reduction in the number of meals served reflects the replacement of certain Mohegan Sun-owned outlets with third-party operators and the September 2011 opening of Ballo Italian Restaurant & Social Club, a third-party restaurant located in Casino of the Earth.

Mohegan Sun at Pocono Downs

Operating results (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2011	December 31, 2010	Variance	Percentage Variance

Income from operations	$10,032	$6,319	$3,713	58.8%
Adjusted EBITDA	$14,167	$11,629	$2,538	21.8%
Operating costs and expenses	$67,946	$65,456	$2,490	3.8%
Net revenues	$77,978	$71,775	$6,203	8.6%
Gaming revenues	$73,984	$67,933	$6,051	8.9%
Non-gaming revenues	$8,032	$7,449	$583	7.8%

The growth in income from operations and Adjusted EBITDA was primarily attributable to higher gaming revenues. Adjusted EBITDA margin increased to 18.2% for the quarter ended December 31, 2011 from 16.2% in the first quarter of fiscal 2011.

Selected gaming data (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2011	December 31, 2010	Variance	Percentage Variance

Slots:
Handle	$736,959	$689,358	$47,601	6.9%
Gross revenues	$59,159	$53,658	$5,501	10.3%
Net revenues	$59,136	$53,652	$5,484	10.2%
Free promotional slot plays (1)	$14,881	$15,208	$(327)	(2.2%)
Weighted average number of machines (in units)	2,332	2,466	(134)	(5.4%)
Hold percentage (gross)	8.0%	7.8%	0.2%	2.6%
Win per unit per day (gross) (in dollars)	$276	$237	$39	16.5%

Table games:
Drop	$55,079	$49,837	$5,242	10.5%
Revenues	$10,176	$9,197	$979	10.6%
Weighted average number of games (in units)	66	66	—	—
Hold percentage (2)	18.5%	18.5%	—	—
Win per unit per day (in dollars)	$1,676	$1,513	$163	10.8%

Poker:
Revenues	$989	$1,070	$(81)	(7.6%)
Weighted average number of tables (in units)	18	18	—	—
Revenue per unit per day (in dollars)	$597	$646	$(49)	(7.6%)

(1)	Free promotional slot plays are included in slot handle, but not reflected in slot revenues.
(2)	Table games hold percentage is relatively predictable over longer periods of time, but can significantly fluctuate over shorter periods.

Gaming revenues increased as a result of higher slot and table game revenues. The increases in slot and table game revenues reflect strong patron response to our promotional offers and favorable weather conditions during the quarter.

Non-gaming revenues (in thousands, except where noted, unaudited):

	For the Three Months Ended
	December 31, 2011	December 31, 2010	Variance	Percentage Variance

Food and beverage:
Revenues	$6,112	$5,847	$265	4.5%
Meals served	184	193	(9)	(4.7%)
Average price per meal served (in dollars)	$15.40	$14.96	$0.44	2.9%

Retail, entertainment and other:
Revenues	$1,920	$1,602	$318	19.9%

The increase in non-gaming revenues resulted from increased patron visitation to the facility during the quarter.

Corporate

Loss from operations (in thousands, unaudited):

	For the Three Months Ended
	December 31, 2011	December 31, 2010	Variance	Percentage Variance

Loss from operations	$3,515	$4,580	$(1,065)	(23.3%)

The decrease in loss from operations primarily resulted from lower professional expenses.

Mohegan Tribal Gaming Authority Property Information

(in thousands, unaudited)	Income (Loss) from Operations For the Three Months Ended		Adjusted EBITDA For the Three Months Ended		Net Revenues For the Three Months Ended
	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010	December 31, 2011	December 31, 2010
Mohegan Sun	$46,993	$42,545	$63,983	$60,928	$273,898	$263,830
Mohegan Sun at Pocono Downs	10,032	6,319	14,167	11,629	77,978	71,775
Corporate	(3,515)	(4,580)	(3,150)	(4,088)	—	—

Total	$53,510	$44,284	$75,000	$68,469	$351,876	$335,605

Other Information

Liquidity

As of December 31, 2011, the Authority held cash and cash equivalents of $91.7 million compared to $112.2 million as of September 30, 2011. As of December 31, 2011, $505.0 million was drawn on the Authority’s $675.0 million bank credit facility. As of December 31, 2011, letters of credit issued under the bank credit facility totaled $3.8 million, of which no amount was drawn. Inclusive of letters of credit, which reduce borrowing availability under the bank credit facility, and after taking into account restrictive financial covenant requirements under the bank credit facility and the Authority’s line of credit and note indentures, the Authority had approximately $62.1 million of borrowing capacity under the bank credit facility as of December 31, 2011. As of December 31, 2011, the Authority’s debt, including capital leases, totaled $1.61 billion compared to $1.64 billion as of September 30, 2011.

Interest Expense

Interest expense decreased by $937,000, or 3.2%, to $28.8 million for the quarter ended December 31, 2011 compared to $29.7 million in the first quarter of fiscal 2011. The decrease in interest expense was due to lower weighted average outstanding debt. Weighted average outstanding debt was $1.62 billion for the quarter ended December 31, 2011 compared to $1.68 billion in the first quarter of fiscal 2011. Weighted average interest rate was 7.1% for each of the quarters ended December 31, 2011 and 2010.

Capital Expenditures

The following table presents data related to capital expenditures (in millions):

	Capital Expenditures
	Three Months Ended December 31, 2011	Remaining Forecasted Fiscal Year 2012	Total Forecasted Fiscal Year 2012

Mohegan Sun:
Maintenance	$11.9	$21.1	$33.0
Development	2.0	8.0	10.0
Expansion - Project Horizon	0.1	—	0.1

Subtotal	14.0	29.1	43.1
Mohegan Sun at Pocono Downs:
Maintenance	1.2	2.8	4.0

Subtotal	1.2	2.8	4.0

Total	$15.2	$31.9	$47.1

Distributions to the Tribe

Distributions to the Tribe totaled $18.0 million for the quarter ended December 31, 2011 compared to $4.5 million in the first quarter of fiscal 2011.

Recent Developments

As previously announced, on January 24, 2011, the Authority commenced a series of debt refinancing transactions designed to extend the maturity dates of the Authority’s outstanding debt, including (i) a private offer to exchange all of the Authority’s outstanding notes for new notes and a related solicitation of consents to certain amendments to the outstanding notes and indentures governing them, (ii) an amendment and restatement of the Authority’s bank credit facility to, among other things, reduce the size thereof from $675.0 million to $475.0 million and extend the maturity date thereof from March 9, 2012 to March 31, 2015 and (iii) an offering of approximately $225.0 million in principal amount of new first lien debt in a private placement transaction. Please refer to the Authority’s January 24, 2012 press release for further information regarding the proposed refinancing transactions.

The new notes being offered in the exchange offer will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities laws and, unless so registered, the new notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof. Accordingly, the new notes are being offered and issued only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), (ii) to institutional “accredited investors” (within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and (iii) outside the United States to persons other than U.S. persons in reliance upon Regulation S under the Securities Act. The exchange offers and associated new notes are being offered only by, and pursuant to, the terms set forth in the various documents prepared for the respective transactions, and the information in this press release is qualified by reference to those documents.

In addition, the new first lien debt being offered in connection with the refinancing transactions will not be registered under the Securities Act or any other applicable securities laws and, unless so registered, the new first lien debt may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account of any U.S. person, except pursuant to an exemption from the registration requirements thereof.

Conference Call

The Authority will host a conference call and simultaneous webcast regarding its first quarter fiscal 2012 operating results on Wednesday, February 1, 2012 at 11:00 a.m. (Eastern Standard Time).

Those interested in participating in the call should dial as follows:

(877) 756-4274

(706) 643-0107 (International)

Conference ID: 48063064

Please call five minutes in advance to ensure that you are connected prior to the initiation of the call. Questions and answers will be reserved for call-in analysts and investors.

Parties who want to listen to the live conference call on the Internet may do so through a web link on the Authority’s website at www.mtga.com, under the “Investor Relations/Financial News” section. Interested parties also may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Wednesday, February 1, 2012. This replay will run through February 15, 2012.

The access number for a taped replay of the conference call is as follows:

(855) 859-2056

(404) 537-3406 (International)

Conference ID: 48063064

A transcript will be available on the Authority’s website for a period of 90 days following the conference call.

About the Authority

The Authority is an instrumentality of the Mohegan Tribe of Indians of Connecticut, or the Tribe, a federally-recognized Indian tribe with an approximately 507-acre reservation situated in Southeastern Connecticut, adjacent to Uncasville, Connecticut. The Authority has been granted the exclusive authority to conduct and regulate gaming activities on the existing reservation of the Tribe, including the operation of Mohegan Sun, a gaming and entertainment complex located on a 185-acre site on the Tribe’s reservation. Through its subsidiary, Downs Racing, L.P., the Authority also owns and operates Mohegan Sun at Pocono Downs, a gaming and entertainment facility located on a 400-acre site in Plains Township, Pennsylvania, and several off-track wagering facilities located elsewhere in Pennsylvania.

The Tribe’s gaming operation at Mohegan Sun is one of only two legally authorized gaming operations in New England offering traditional slot machines and table games. Mohegan Sun currently operates in an approximately 3.1 million square-foot facility, which includes Casino of the Earth, Casino of the Sky, Casino of the Wind, 100,000 square feet of retail space, including The Shops at Mohegan Sun, a 10,000-seat Mohegan Sun Arena, a 350-seat Cabaret Theatre, 100,000 square feet of meeting and convention space and the approximately 1,200-room luxury Sky Hotel Tower. Mohegan Sun at Pocono Downs operates in an approximately 400,000-square-foot facility, offering traditional slot machines and table games, live harness racing and simulcast and off-track wagering, several dining and retail options and a bus passenger lounge. More information about the Authority and its properties can be obtained by visiting www.mohegansun.com, www.mohegansunpocono.com or www.mtga.com.

Special Note Regarding Forward-Looking Statements

Some information included in this press release may contain forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can sometimes be identified by the use of forward-looking words such as “may,” “will,” “anticipate,” “estimate,” “expect” or “intend” and similar expressions. Such forward-looking information may involve important risks, uncertainties and assumptions that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Authority. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Factors that could cause actual results to be materially different from our expectations include, among others, the following: the success, or lack thereof, of the refinancing transactions referenced herein; our ability to complete any or all of such transactions on the anticipated terms or at all; the financial performance of Mohegan Sun and Mohegan Sun at Pocono Downs and our Pennsylvania off-track wagering facilities; the local, regional, national or global economic climate, including the lingering effects of the economic recession, which has affected our revenues and earnings; increased competition, including the expansion of gaming in New England, New York, New Jersey or Pennsylvania; our leverage and ability to meet our debt service obligations and maintain compliance with financial debt covenants; the availability of financing, including the new first lien debt and the consummation of the exchange offers referenced herein; our dependence on existing management; our ability to integrate new amenities from expansions to our facilities into our current operations and manage the expanded facilities; changes in federal or state tax laws or the administration of such laws; changes in gaming laws or regulations, including the limitation, denial or suspension of licenses required under gaming laws and regulations; changes in applicable laws pertaining to the service of alcohol, smoking or other amenities offered at Mohegan Sun and Mohegan Sun at Pocono Downs; our ability to implement successfully our diversification strategy; an act of terrorism on the United States; our customers’ access to inexpensive transportation to our facilities and changes in oil, fuel or other transportation-related expenses; unfavorable weather conditions; and the factors described in our Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, for the fiscal year ended September 30, 2011, under the heading “Risk Factors” and in the Authority’s other filings with the Securities and Exchange Commission. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. Any forward-looking statements included in this press release are made only as of the date of this release. The Authority does not undertake any obligation to update or supplement any forward-looking statements to reflect subsequent events or circumstances. The Authority cannot assure that projected results or events will be achieved or will occur.

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED STATEMENTS OF INCOME

(in thousands)

(unaudited)

	For the Three Months Ended December 31, 2011	For the Three Months Ended December 31, 2010
Revenues:
Gaming	$317,532	$307,657
Food and beverage	23,376	21,994
Hotel	9,118	8,997
Retail, entertainment and other	27,593	22,446

Gross revenues	377,619	361,094
Less - Promotional allowances	(25,743)	(25,489)

Net revenues	351,876	335,605

Operating costs and expenses:
Gaming	198,846	193,331
Food and beverage	10,836	10,045
Hotel	3,277	3,166
Retail, entertainment and other	10,755	6,213
Advertising, general and administrative	50,012	50,294
Corporate	3,479	4,536
Depreciation and amortization	20,903	23,215
Loss on disposition of assets	258	—
Severance	—	521

Total operating costs and expenses	298,366	291,321

Income from operations	53,510	44,284

Other income (expense):
Accretion of discount to the relinquishment liability	(2,062)	(2,842)
Interest income	1,030	780
Interest expense	(28,809)	(29,746)
Other income, net	4	5

Total other expense	(29,837)	(31,803)

Net income	23,673	12,481
Loss attributable to non-controlling interests	329	449

Net income attributable to Mohegan Tribal Gaming Authority	$24,002	$12,930

MOHEGAN TRIBAL GAMING AUTHORITY

CONSOLIDATED SELECTED FINANCIAL INFORMATION

(in thousands)

(unaudited)

	For the Three Months Ended
	December 31, 2011	December 31, 2010
Operating Results:
Gross revenues	$377,619	$361,094
Net revenues	$351,876	$335,605
Income from operations	$53,510	$44,284

Other Data:
Adjusted EBITDA	$75,000	$68,469
Capital expenditures	$15,232	$6,899
Cash interest paid	$26,967	$27,695

	December 31, 2011	September 30, 2011
Balance Sheet Data:
Cash and cash equivalents	$91,742	$112,174
Debt, including capital leases	$1,613,146	$1,635,758

MOHEGAN SUN

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended
	December 31, 2011	December 31, 2010
Operating results:
Gross revenues (in thousands)	$295,603	$285,712
Net revenues (in thousands)	$273,898	$263,830
Income from operations (in thousands)	$46,993	$42,545
Operating margin	17.2%	16.1%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$63,983	$60,928
Adjusted EBITDA margin	23.4%	23.1%

Capital expenditures (in thousands)	$13,984	$5,411

Weighted average number of units:
Slot machines	6,238	6,404
Table games	314	331
Poker tables	42	42

Win per unit per day:
Slot machines (gross)	$298	$287
Table games	$2,592	$2,351
Poker tables	$781	$768

Hold percentage:
Slot machines (gross)	8.3%	8.0%
Table games	14.8%	14.2%

Food and beverage statistics:
Meals served (in thousands)	819	846
Average price per meal served	$16.79	$15.17

Hotel statistics:
Rooms occupied (in thousands)	102	103
Occupancy rate	94.0%	95.4%
Average daily room rate	$86	$84
Revenue per available room	$81	$80

Entertainment statistics:
Arena events (in events)	27	23
Arena tickets (in thousands)	155	119
Average price per Arena ticket	$53.22	$45.79

MOHEGAN SUN AT POCONO DOWNS

SUPPLEMENTAL DATA - OPERATING STATISTICS

(unaudited)

	For the Three Months Ended
	December 31, 2011	December 31, 2010
Operating results:
Gross revenues (in thousands)	$82,016	$75,382
Net revenues (in thousands)	$77,978	$71,775
Income from operations (in thousands)	$10,032	$6,319
Operating margin	12.9%	8.8%

Adjusted EBITDA:
Adjusted EBITDA (in thousands)	$14,167	$11,629
Adjusted EBITDA margin	18.2%	16.2%

Capital expenditures (in thousands)	$1,248	$1,488

Weighted average number of units:
Slot machines	2,332	2,466
Table games	66	66
Poker tables	18	18

Win per unit per day:
Slot machines (gross)	$276	$237
Table games	$1,676	$1,513
Poker tables	$597	$646

Hold percentage:
Slot machines (gross)	8.0%	7.8%
Table games	18.5%	18.5%

Food and beverage statistics:
Meals served (in thousands)	184	193
Average price per meal served	$15.40	$14.96

MOHEGAN TRIBAL GAMING AUTHORITY

ADJUSTED EBITDA RECONCILIATIONS

(unaudited)

Reconciliations of Adjusted EBITDA to Net Income:

Reconciliations of Adjusted EBITDA to net income, a financial measure determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, are shown below (in thousands):

	For the Three Months Ended
	December 31, 2011	December 31, 2010

Adjusted EBITDA	$75,000	$68,469
Depreciation and amortization	(20,903)	(23,215)
Loss on disposition of assets	(258)	—
Severance	—	(521)
Loss attributable to non-controlling interests	(329)	(449)

Income from operations	53,510	44,284

Accretion of discount to the relinquishment liability	(2,062)	(2,842)
Interest income	1,030	780
Interest expense	(28,809)	(29,746)
Other income, net	4	5

Net income	$23,673	$12,481

Reconciliations of Income (Loss) from Operations to Adjusted EBITDA (unaudited):

Reconciliations of income (loss) from operations, a financial measure determined in accordance with GAAP, to Adjusted EBITDA, are shown below (in thousands):

	For the Three Months Ended December 31, 2011
	Income (Loss) from Operations	Depreciation and Amortization	Loss on Disposition of Assets	Severance	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$46,993	$17,011	$(21)	$—	$—	$63,983
Mohegan Sun at Pocono Downs	10,032	3,856	279	—	—	14,167
Corporate	(3,515)	36	—	—	329	(3,150)

Total	$53,510	$20,903	$258	$—	$329	$75,000

	For the Three Months Ended December 31, 2010
	Income (Loss) from Operations	Depreciation and Amortization	Loss on Disposition of Assets	Severance	Loss attributable to Non-controlling Interests	Adjusted EBITDA
Mohegan Sun	$42,545	$17,863	$—	$520	$—	$60,928
Mohegan Sun at Pocono Downs	6,319	5,310	—	—	—	11,629
Corporate	(4,580)	42	—	1	449	(4,088)

Total	$44,284	$23,215	$—	$521	$449	$68,469

Adjusted EBITDA Explanation:

Earnings before interest, income taxes, depreciation and amortization, or EBITDA, is a commonly used measure of performance in the casino and hospitality industry. EBITDA is not a measure of performance calculated in accordance with GAAP. The Authority historically has evaluated its operating performance with the non-GAAP measure, Adjusted EBITDA, which as used in this press release, represents earnings before interest, depreciation and amortization, loss on disposition of assets, workforce reduction severance, accretion of discount to a relinquishment liability, other non-operating income and expense and loss attributable to non-controlling interests.

Adjusted EBITDA provides an additional way to evaluate the Authority’s operations and, when viewed with both the Authority’s GAAP results and the reconciliations provided, the Authority believes that it provides a more complete understanding of its business than could be otherwise obtained absent this disclosure. Adjusted EBITDA is presented solely as a supplemental disclosure because: (1) the Authority believes it enhances an overall understanding of the Authority’s past and current financial performance; (2) the Authority believes it is a useful tool for investors to assess the operating performance of the business in comparison to other operators within the casino and hospitality industry since Adjusted EBITDA excludes certain items that may not be indicative of the Authority’s operating results; (3) measures that are comparable to Adjusted EBITDA are often used as an important basis for the valuation of casino and hospitality companies; and (4) the Authority uses Adjusted EBITDA internally to evaluate the performance of its operating personnel and management and as a benchmark to evaluate its operating performance in comparison to its competitors.

The use of Adjusted EBITDA has certain limitations. Adjusted EBITDA should be considered in addition to, not as a substitute for or superior to, any GAAP financial measure including net income (as an indicator of the Authority’s performance) or cash flows provided by operating activities (as an indicator of the Authority’s liquidity), nor should it be considered as an indicator of the Authority’s overall financial performance. The Authority’s calculation of Adjusted EBITDA is likely to be different from the calculation of Adjusted EBITDA or other similarly titled measurements used by other casino and hospitality companies, and therefore, comparability may be limited. Adjusted EBITDA eliminates certain items from net income, such as interest, depreciation and amortization and reassessment and accretion of discount to the relinquishment liability. Each of these items has been incurred in the past, will continue to be incurred in the future and should be considered in the overall evaluation of the Authority’s results. The Authority compensates for these limitations by providing the relevant disclosure of interest, depreciation and amortization, reassessment and accretion of discount to the relinquishment liability and other items excluded in the calculation of Adjusted EBITDA, both in its reconciliations to the GAAP financial measure of net income and in its consolidated financial statements, all of which should be considered when evaluating its results. The Authority strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Press Release:

Mohegan Tribal Gaming Authority, Uncasville, Connecticut, February 1, 2012

Contacts:

Mitchell Grossinger Etess

Chief Executive Officer

Mohegan Tribal Gaming Authority

(860) 862-8000

Mario C. Kontomerkos

Chief Financial Officer

Mohegan Tribal Gaming Authority

(860) 862-8000